Exhibit 10.25

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

April 21, 2011

Hub City Industries, LLC

500 Dover Blvd., Suite 100

Lafayette, LA 70503.

Attention:	President / CEO

DII QUOTATION NUMBER: DTF-11-2529

DESCRIPTION: FRAC Unit Spread

Dynamic Industries Inc. has the necessary equipment and personnel to commence work immediately if awarded.

1.	Dynamic Industries, Inc.’s scope is inclusive of but not limited to the following:

*	Supply of materials and all related equipment.

*	Provide the necessary supervision and labor to fabricate and coat.

*	Perform the necessary work in accordance with approved for construction drawings and specifications.

2.	Dynamic Industries, Inc. proposes to perform all work associated with this project at our Curtis Lane facility in the Port of Iberia which is considered to be the point of delivery.

Dynamic Industries, Inc. proposes the following reimbursable rates for your consideration:

Hourly Composite Rate:	$[***] / Man / Hour
Material and Equipment Mark-up	[***]
Subcontracted Services	[***]

Notes:	1) Consumables for blasting/painting (i.e. Blast media, MEK, Tape, Paint Brushes, Visqueen, etc) are excluded from the composite rate and will be billable at cost plus mark-up quoted.

Our bid is further based upon the clarifications and qualifications listed below:

6005 Port Rd. — P.O. Box 9406 — New lberin, LA 70562-9406 — 337-560-8700 — Fax 337-367-3819

2804 Peters Road — Harvey, LA 70058 — 504-362-3171 — Fax 504-362-0366

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1.	Dynamic Industries, Inc. will assume no responsibility for sales taxes of any nature in connection with the work.

2.	Dynamic Industries, Inc. has standard welding procedures and welder qualifications in accordance with A.W.S. D1.1 for structural and ANSI B31.3 for process piping. Any re-qualifications or special qualifications and/or procedures will be for Customer’s account.

3.	Dynamic Industries, Inc.’s methods of welding will be Manual-Arc, Fluxcore, Submerged-Arc and Short-Arc.

4.	Dynamic Industries, Inc. has made no allowances in this proposal for Builder’s Risk.

5.	All long distance phone services will be to Customer’s account.

PAYMENT TERMS: Progressive billings for materials received and for labor. All invoices are due net thirty (30) days,

Our Louisiana State Contractors License No. is 20241.

If you have any questions or require additional information, please contact George Prejean at 337-560-8700.

We appreciate the opportunity of bidding on the above project and look forward to the possibility of working with you.

Sincerely,

DYNAMIC INDUSTRIES, INC.

/s/ Greg Landry for Larry Clement

Larry Clement

President

/ls

6005 Port Rd. — P.O. Box 9406 — New lberin, LA 70562-9406 — 337-560-8700 — Fax 337-367-3819

2804 Peters Road — Harvey, LA 70058 — 504-362-3171 — Fax 504-362-0366

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HUB CITY INDUSTRIES, LLC	CONSENT AND RESOLUTION OF
Lafayette, Louisiana	AUTHORITY
Date: April 21, 2011

A meeting of the majority of the Class A Members of HUB CITY INDUSTRIES, LLC, pursuant to and in accordance with Section 5 of the Fourth Amended and Restated Operating Agreement of Hub City Industries, LLC was held in the Office of said Louisiana Limited Liability Company on the above said date and a quorum was declared present. After discussion and on motion duly made and seconded, the following resolutions were adopted on a poll of the Members.

BE IT RESOLVED, by the majority of Class A Members HUB CITY INDUSTRIES, LLC, that EARL BLACKWELL (hereinafter referred to as “Agent”) be and he is hereby empowered, directed and authorized to execute the Agreement and Contractors Bid by and between HUB CITY INDUSTRIES, LLC and DYNAMIC INDUSTRIES, INC., made and entered into effective April 21, 2011.

BE IT FURTHER RESOLVED by the majority of Class A Members of HUB CITY INDUSTRIES, LLC, that EARL BLACKWELL, be and is hereby empowered, directed and authorized on behalf of HUB CITY INDUSTRIES, LLC, to execute any and all documents, papers, contracts, and agreements whatsoever necessary in his sole discretion, without limitation, to accomplish the purposes and intent of the above resolution.

There being no further business to come before the meeting, on motion duly made, seconded and unanimously carried, the meeting was thereupon adjourned.

MOODY MORENO & RUCKS, LLC

By:	/s/ Kevin Moody
KEVIN MOODY

CERTIFICATE

I HEREBY CERTIFY that the above and foregoing adopted on April 21, 2011 and I further certify that this Resolution remain in full force and effect on the date of this Certificate.

Lafayette, Louisiana, this 2nd day of May, 2011.

MOODY MORENO & RUCKS, LLC

By:	/s/ Kevin Moody
KEVIN MOODY

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THIS AGREEMENT CONTAINS INDEMNIFICATION, RELEASE OF LIABILITY, AND ALLOCATION OF RISK PROVISIONS. BY EXECUTING THIS AGREEMENT OR COMMENCING THE WORK, CONTRACTOR AND COMPANY AGREE TO BE BOUND BY ALL OF ITS TERMS.

AGREEMENT

THIS AGREEMENT is made and entered into effective as of this 21st day of April, 2011, between Hub City Industries, L.L.C. (“Company”) and Dynamic Industries, Inc. (“Contractor”).

1.	Preamble. This Agreement, and Contractor’s Bid (as defined below), controls and governs the Work (as defined below) performed by Contractor for Company. This Agreement shall, to the extent of any conflict, control and take precedence over Contractor’s Bid.

2.	Definitions.

2.1	“Affiliate” means, with respect to either Party, any individual, partnership, joint venture, firm, limited liability company, corporation, association, trust or other entity directly or indirectly controlling, controlled by, or under common control with, such Party.

2.2	“Bid” means the Contractor’s proposal dated 4/21/11, attached hereto as Exhibit “A” and by this reference made a part hereof.

2.3	“Change” means an adjustment to Contractor’s scope of work contained in Exhibit “A” hereto, as more fully described in Article 3.3 of this Agreement.

2.4	“Company Group” means Company; its Affiliates; its and their customers; their owners, joint venturers and partners; its and their vendors, contractors and subcontractors of any tier (other than Contractor Group); and all of the respective interest holders, directors, officers, employees, consultants, representatives, agents, insurers, licensees, volunteers, assignees and invitees of all of them.

2.5	“Contractor Group” means Contractor; its Affiliates; its and their owners, joint venturers and partners; its and their vendors, contractors and subcontractors of any tier; and all of the respective interest holders, directors, officers, employees, consultants, representatives, agents, insurers, licensees, volunteers, invitees and assignees of all of them.

2.6	“Party” or “Parties” means Company and/or Contractor, as the context may indicate.

2.7	“Site” means the location or locations at which Contractor is performing the Work for Company, other than Contractor’s facilites.

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2.8	“Taxes” means any and all applicable duties, imposts, taxes, fees, licenses and other similar charges of every kind and all penalties or interest thereon which may be assessed or levied on Contractor Group, arising out of or in connection with this Agreement, wherever levied or assessed. The term “Taxes” also includes any withholding taxes, which Company may be required to withhold from any payments to Contractor.

2.9	“Work” means everything to be provided, including receipt and associated handling activities of free issued items by Company or performed by Contractor from time to time under this Agreement.

3.	Conduct of Work.

3.1	Commencement of Work. Contractor will commence furnishing the Work in accordance with the terms of this Agreement, in return for the compensation due hereunder, and continue such operations diligently and without delay in strict conformity with the specifications and requirements, and for the compensation, set forth in Exhibit “A” hereof.

3.2	Work Standards. All Work by the Contractor Group will be performed with due diligence, in a good, safe and workmanlike manner, using competent and experienced workers and supervisors and in accordance with the highest industry servicing practices.

3.3	Changes. Company may request Changes adding to, omitting or deviating from the scope of work contained in Exhibit “A”, in writing. If Company or Contractor identifies any possible Change, or if Company issues any directive which is not identified as a Change but which Contractor considers to be a Change, Contractor will, within seven (7) days, advise Company of its proposed adjustment in compensation and Work schedule, if any, providing all necessary documentation to fully support such proposed adjustments. Company and Contractor will agree in writing on an appropriate adjustment in compensation and Work schedule resulting from a Change; no proposed Change will be effective absent agreement in writing by Company and Contractor. After such agreement is reached, Contractor must proceed with the Change. Any adjustment in compensation will be in accordance with Contractor’s Bid. If Company deletes any Work, Company agrees to compensate Contractor for that portion of the Work, if any, performed to the date of such deletion.

3.4	Acceptance. After all requirements of the Work, or each discrete segment thereof (as identified in the Exhibit “A”) have been met relating to completion of such Work, Contractor shall issue Company, in writing, a notice of substantial completion. Company shall inspect and accept the Work, or advise Contractor in writing of defects and/or deficiencies therein, within five (5) business days of receipt of Contractor’s written notice of substantial completion. Contractor shall promptly correct such defects and/or deficiencies and, upon written notice of substantial completion, Company will again inspect the Work and accept such

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Work or advise Contractor of any additional or remaining defects and/or deficiencies within five (5) business days. The foregoing procedure will be repeated as necessary until an inspection is conducted which does not reveal any remaining or additional defects and/or deficiencies. Company will issue, in writing, a notice of completion to indicate Company’s acceptance of the Work, or each discrete segment thereof, as appropriate.

3.5	Delay, Suspension and Extension. If the Work is delayed or suspended for any reason not solely attributable to Contractor, except for normal weather events, or if the Work is delayed or suspended for any event of Force Majeure, Company and Contractor will address the issue within forty-eight (48) hours from the inception of the delay or suspension, and Company will exercise one of the following options:

a.	Termination of this Agreement in accordance with Article 3.6; or

b.	Not Used

c.	Issue a written notice to Contractor to stand-by with all existing equipment, materials and personnel. Company agrees to compensate Contractor at Contractor’s schedule of stand-by rates in Contractor’s Bid for each event of delay or suspension. This option shall be automatically placed into effect in the event Company does not elect another option within the required forty-eight (48) hour period and will continue in effect unless and until Company exercises one of the other options under this Article 3.5.

3.6	Termination.

a.	Should Contractor substantially default in any way in the performance of this Agreement, and does not commence and diligently pursue satisfactory remedial action within ten (10) days after written notice of such default to Contractor, Company has, as Company’s sole and exclusive remedy against Contractor in such event, the right to terminate this Agreement, in whole or in part, for cause. In the event Company exercises it’s right to terminate this Agreement under this Article 3.6 a., Contractor shall be compensated for all completed Work.

b.	Company may, in its absolute discretion, terminate this Agreement either in whole or in part by written notice to Contractor. Upon receipt of the notice, Contractor agrees to take immediate steps to fully comply with the notice and to minimize all costs. Contractor may, in its absolute discretion, terminate this Agreement either in whole or in part by written notice to Company if Work is delayed or suspended. Should termination as specified in this Article 3.6 b. occur, then Company shall compensate Contractor for all parts of the Work completed, including materials provided, in conformity with the requirements of this Agreement, plus an

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amount for reasonable and verified costs incurred by and profit due Contractor. Notwithstanding any other provision of the Contract which may be to the contrary, Contractor agrees that recovery of amounts due under this Article 3.6 b. are its sole and exclusive remedy in the event “f termination pursuant to this Article 3.6 b. and hereby waives any and all claims to additional compensation or damages including without limitation any claim for profit or loss of profit on or attributable to the unperformed portion of the Work.

c.	Contractor may, in its absolute discretion, terminate this Agreement either in whole or in part by written notice to Company. Contractor may suspend the Work or terminate this Agreement in the event Company 1) does not remit payment timely; or 2) breaches any provision of this Agreement or; (ii) makes an assignment for the benefit of creditors or consents to or acquiesces in the appointment of a receiver, liquidator, fiscal agent, or trustee; or (iii) becomes insolvent or enters into a voluntary or involuntary bankruptcy or receivership.

4.	Responsibilities of the Parties.

4.1	Contractor’s Responsibilities.

a.	Contractor at its sole cost, risk and expense, will furnish the services of all personnel required to perform and complete the Work.

b.	Contractor at its sole cost, risk and expense, will supply all machinery, equipment, tools, materials and expendable construction items, transportation, and supplies that are required to perform and complete the Work, unless Company has agreed to supply such materials and equipment.

c.	Contractor at its sole cost, risk and expense, will provide all necessary safeguards for the protection of all aspects of the Work and all persons employed directly or indirectly by Contractor Group or Company Group.

d.	Contractor at its sole cost, risk and expense, will obtain and provide evidence to Company of all permits and licenses that are required of Contractor to perform the Work.

e.	Contractor shall be liable and responsible for the reporting, filing and payment of any income, business, gross receipts, excise, payroll, unemployment, medical, social or any other Taxes, imposed directly on Contractor Group as a result of the performance of the Work under this Agreement, and shall defend, indemnify and hold Company Group harmless from any and all claims, judgments, losses, expenses and any costs related thereto (including court costs and attorney’s fees) and for all such Taxes which may be assessed or levied directly or indirectly against

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Company Group by any taxing authorities claiming jurisdiction over this Agreement or any related contract or the Work to be performed hereunder. All applicable Taxes (less and except value added, sales, and use Taxes) and social charges (including withholding Taxes) are included in Contractor’s rates and prices and Company shall have no responsibility to separately reimburse Contractor for any such Taxes or social charges. Unless otherwise allowed by applicable law and agreed to by the Parties, value added, sales, and use Taxes shall be shown separately on the invoice, and Company shall pay such amounts to Contractor, in addition to the compensation payable.

f.	Immediately notify Company of any incident arising out of or relating to the Work resulting in death or personal injury to any person, or property damage or loss, including, but not limited to, environmental damages or losses, and will furnish Company a written report within twenty-four (24) hours of the incident summarizing all relevant facts. Contractor will furnish Company with a copy of all reports made by Contractor to any insurer or governmental authority regarding such accidents or occurrences.

g.	Contractor shall provide in accordance with Exhibit A, Contractor’s Bid, office facilities as required to accommodate up to eight (8) individuals, including office furniture, computer hook up access, copy machine, telephones, rest rooms, coffee/break area, conference room, office supplies, parking space, etc.

h.	Contractor will provide access to the Work to the Company

i.	Prior to commencement of the Work, work with Company to develop and implement an accounting process that is conducive to the Company’s cost accounting requirements.

4.2	Company’s Responsibilities.

a.	Company will furnish goods, services, materials and equipment that Company has agreed to furnish.

b.	Company will provide free and undisturbed priority access to the Site for execution of a continuous Work program utilizing the sequence(s) and interfaces customarily employed by Contractor in execution of its business.

c.	Company will timely pay all undisputed invoices submitted by Contractor for compensation due hereunder, without offset, reduction or withholding of any kind.

d.	Prior to commencement of the Work, work with Contractor to establish an accounting process that meets the cost data requirements of the Company.

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5.	Payment and Audit Rights.

5.1	Agreement Price. Company will pay Contractor for the Work based on the rates and terms in Exhibit “A” hereto. Unless otherwise provided in this Agreement and subject to Article 9 hereof and retention rights permitted by law, Contractor will invoice Company no more frequently than weekly and payment will be due thirty (30) days after Company’s receipt of the invoice therefor.

5.2	Audit Rights. Company will have the right to audit all of the books and records of the Contractor Group in any way relating to this Agreement. Contractor Group shall have the right to exclude records which pertain to the make-up and content of those Parties’ general or operating overhead, unit or other fixed rates, multipliers, mark-ups or profits and any trade secrets, formulas or processes from such inspection or audit by Company. Contractor agrees to maintain such books and records, and will cause its vendors and subcontractors likewise to maintain all records related to the Work, for two (2) years following the end of the year in which the Work under any Work Order is completed by Contractor and accepted by Company, and to make such books and records available to Company at all times during that period with reasonable written notice from Company and during business hours. The Parties will promptly adjust and correct any errors determined to exist as a result of an audit or otherwise.

5.3	In the event of a dispute, Company shall notify Contractor orally or in writing within ten (10) calendar days of receipt of Contractor’s invoice, but shall pay all undisputed amounts timely.

5.4	Title to the Work. Title to and ownership of all items in the Work shall remain with Contractor and shall not transfer to Company until payment in full, but the risk of loss shall remain with Company, unless such is caused by the fault or negligence of Contractor before delivery of the Work.

6.	Warranties. Contractor warrants that the Work rendered pursuant to this Agreement is free from all defects in workmanship, and is in conformance with the specifications, drawings and samples attached to or incorporated by reference into this Agreement. Contractor agrees to inspect all materials and equipment furnished by Company and will notify Company of any apparent defects therein before using the materials and equipment. Contractor will not be liable for claims due solely to latent defects in Company furnished materials and equipment.

6.1	Contractor shall guarantee its workmanship until one (1) year after the date of delivery of such workmanship or, as the case may be, one (1) year from the date of the alteration, repair or replacement of any such workmanship found to be defective, provided the defect was not caused by the item being subjected to conditions more severe than described in Company’s data provided to Contractor.

6.2	Company will notify Contractor in writing whenever Company believes a breach of this warranty exists. Contractor will complete a satisfactory correction of the

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defect at Contractor’s sole cost and expense; however, to the extent that Contractor’s corrective work would be away from its facility, all equipment, means of transportation, accommodation, catering, insurance and the like needed for Contractor to carry out its warranty obligations shall be provided by Company at no cost to Contractor or, alternatively, the defective Work may be brought back, at Company’s expense, to Contractor’s facility for Contractor to carry out its warranty obligations.

6.3	Contractor’s sole warranty of items, goods, equipment or materials supplied but not manufactured by it, including but not limited to paint, is the assignment of any available and applicable manufacturer’s transferable warranty.

6.4	All other warranties, whether statutory, express or implied, that are not specifically provided for in this Agreement are waived.

Contractor agrees that all Contractor warranties of goods delivered and services rendered under this Agreement shall extend to, and be for the benefit of, Company and Company’s customers.

7.	Patents. Contractor represents and warrants that the sale, use or construction of any and all tools, equipment , services, and other materials furnished by the Contractor Group and used in the Work does not infringe on any trade secret, copyright, trademark, license or patent issued or applied for, and that Contractor will, at Contractor’s expense, defend, indemnify and hold harmless Company Group from and against all claims, demands, actions and liability based on alleged or actual infringement thereof. Company, at its option, may require Contractor to replace the infringing goods or services with non-infringing goods or services, to modify Contractor’s goods and services so as to become non-infringing or to procure for Company the right to continue using Contractor’s infringing goods and services.

8.	Confidentiality. Contractor will treat, and will cause the Contractor Group to treat, all information obtained from Company Group in the performance of Work as confidential, and Contractor will not, and will ensure that the Contractor Group will not, divulge such information to any person or entity without the prior written consent of Company. Contractor will not, and Contractor will ensure that the Contractor Group will not, use any such information except in connection with the Work and will not disclose details of the Work to any third party except to those who are to perform the Work, and then only to the extent that it is required to perform the particular portion of the Work. Contractor will take, and Contractor will ensure that the Contractor Group will take, all reasonable precautions to safeguard all proprietary information. The restrictions in this Article 8 shall not apply to any information: (i) which is at the time of disclosure in, or after disclosure falls into, the public domain through no fault of Contractor; (ii) which is first received by Contractor from a third party who, insofar as is known to Contractor, is lawfully in possession of such information and not in breach of any contractual, legal or fiduciary obligation to Company; (iii) was known to Contractor prior to the effective date of this Agreement, unless Contractor was previously provided such information under a duty of confidence; and (iv) disclosure of which, upon advice of counsel, Contractor reasonably deems necessary to comply with any legal or regulatory obligation.

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9.	Liens. Contractor will make timely and full payments to all workmen, materialmen and subcontractors and take all other action necessary to keep the property of Company Group, the Work site and the Work free of liens. Contractor will furnish, on request by Company, receipts and releases with respect to the Work that show that costs and expenses of the Work have been paid and that no claims, liens, or rights to liens exist against the Company Group’s property, the Work site or the Work. Notwithstanding anything to the contrary herein, Contractor’s right to file a lien for Company’s nonpayment is not waived or released herein.

10.	Release, Defense, Indemnity and Hold Harmless.

10.1	Contractor’s Obligations.

a.	Contractor agrees to release, defend, indemnify and hold the Company Group harmless from and against any and all claims, demands, and causes of action of every kind and character (including without limitation, fines, penalties, remedial obligations, court costs and reasonable attorneys’ fees, including attorneys’ fees incurred in the enforcement of this indemnity) arising out of any illness, bodily injury, or death of any member of Contractor Group, or for any loss of or damage to property owned, leased, chartered or otherwise provided by any member of Contractor Group (except loss or damage to the Work which is governed by section 5.4 herein) in any manner incident to, connected with or arising out of the performance of the Work. This obligation is without regard to the cause or causes of such illness, bodily injury, or death and includes, but is not limited to, any such claims resulting from any sole, gross, joint or concurrent negligence (whether active or passive), legal fault, unseaworthiness, unairworthiness, breach of this Agreement, willful misconduct, strict liability, or other act and/or omission of any one or more members of the Company Group, whether pre-dating this Agreement or otherwise.

b.	Contractor further agrees to release, defend, indemnify and hold the Company Group harmless from and against any and all claims, demands, and causes of action of every kind and character (including without limitation, fines, penalties, remedial obligations, court costs and reasonable attorneys’ fees, including attorneys’ fees incurred in the enforcement of this indemnity) for any pollution and/or contamination (including rernediation, control and clean up) emanating from any property or equipment owned, leased, chartered or otherwise provided by Contractor Group but only while such property or equipment is in the care, custody and control of Contractor Group, if such pollution or contamination is in any manner incident to, connected with or arising out

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of the performance of the Work. This obligation is without regard to the cause or causes of such pollution and/or contamination and includes, but is not limited to, any such claims resulting from any sole, gross, joint or concurrent negligence (whether active or passive), legal fault, unseaworthiness, unairworthiness, breach of this Agreement, willful misconduct, strict liability, or other act and/or omission of any one or more members of the Company Group, whether pre-dating this Agreement or otherwise.

10.2	Company’s Obligations.

a.	Company agrees to release, defend, indemnify and hold the Contractor Group harmless from and against any and all claims, demands, and causes of action of every kind and character (including without limitation, fines, penalties, remedial obligations, court costs and reasonable attorneys’ fees, including attorneys’ fees incurred in the enforcement of this indemnity) arising out of any illness, bodily injury, or death of any member of Company Group, or for any loss of or damage to property owned, leased, chartered or otherwise provided by any member of Company Group (including the Work after delivery even if title and ownership has not yet transferred to Company) in any manner incident to, connected with or arising out of the performance of the Work. This obligation is without regard to the cause or causes of such illness, bodily injury, or death and includes, but is not limited to, any such claims resulting from any sole, gross, joint or concurrent negligence (whether active or passive), legal fault, unseaworthiness, unairworthiness, breach of this Agreement, willful misconduct, strict liability, or other act and/or omission of any one or more members of the Contractor Group, whether pre-dating this Agreement or otherwise.

b.	Company further agrees to release, defend, indemnify and hold the Contractor Group harmless from and against any and all claims, demands, and causes of action of every kind and character (including without limitation, fines, penalties, remedial obligations, court costs and reasonable attorneys’ fees, including attorneys’ fees incurred in the enforcement of this indemnity) for any pollution and/or contamination (including remediation, control and clean up) emanating from any source other than those enumerated in Article 10.1.b. above. This obligation is without regard to the cause or causes of such pollution and/or contamination and includes, but is not limited to, any such claims resulting from any sole, gross, joint or concurrent negligence (whether active or passive), legal fault, unseaworthiness, unairworthiness, breach of this Agreement, willful misconduct, strict liability, or other act and/or omission of any one or more members of the Contractor Group, whether pre-dating this Agreement or otherwise.

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11.	Insurance.

11.1	Coverages. Contractor, subject to the provisions of Article 11.2, will secure and maintain, and will require its subcontractors to secure and maintain, during the term of this Agreement the following insurance coverages with limits not less than the amounts specified, and with companies reasonably satisfactory to Company who are authorized to do business in the jurisdiction where the Work is to be performed, and will furnish certificates of such insurance satisfactory to Company before commencing the Work.

a.	Statutory Worker’s Compensation in full compliance with all applicable state and federal laws and regulations. Employer’s Liability Insurance with limits of not less than $1,000,000 per accident/occurrence each employee, including Alternate Employer and Borrowed Servant endorsements. Such insurance must be endorsed, if applicable, to cover claims under the United States Longshore and Harbor Workers’ Compensation Act, the Outer Continental Shelf Lands Act, the Jones Act and general maritime law, with an “in rem” endorsement stating that an action “in rem” will be treated as a claim against the insured “in personam.”

b.	Commercial General Liability Insurance, with minimum limits of liability for injury, death, or property damage of $1,000,000 combined single limit per occurrence, and an aggregate annual limit of not less than $1,000,000. Endorsements to that insurance shall include: deletion of watercraft exclusion; deletion of all injury to employees exclusions; extension of territorial limits to include Gulf of Mexico; contractual liability coverage; products and completed operations coverage; provision that a claim “in rem” shall be treated as a claim against the insured; independent contractor’s coverage for work let or sublet; and “X.C.U.” explosion, collapse, and underground property damage hazards coverage.

c.	Automobile Liability Insurance covering owned, hired, and non-owned vehicles used by Contractor, with minimum limits of liability for injury, death, or property damage of $1,000,000 combined single limit per occurrence.

d.	Umbrella or Excess Liability Insurance, in excess of all primary liability coverages set forth above, following the terms and conditions of the underlying coverages, with minimum limits of liability of $5,000,000.

11.2	Primary Coverage and Additional Insureds. ALL INSURANCE POLICIES AND COVERAGES LISTED IN THIS ARTICLE 11 WILL EXTEND TO AND PROTECT THE COMPANY GROUP TO THE FULL EXTENT AND AMOUNT OF SUCH COVERAGE, INCLUDING EXCESS OR UMBRELLA INSURANCES AND, TO THE EXTENT OF CONTRACTOR’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, WILL BE PRIMARY TO, AND

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RECEIVE NO CONTRIBUTION FROM, ANY OTHER INSURANCE OR SELF-INSURANCE PROGRAMS MAINTAINED BY OR ON BEHALF OF OR BENEFITTING ANY MEMBER OF THE COMPANY GROUP. THE LIMITS AND COVERAGES OF THE INSURANCES OBTAINED BY CONTRACTOR WILL IN NO WAY LIMIT THE LIABILITIES OR OBLIGATIONS ASSUMED BY CONTRACTOR UNDER THIS AGREEMENT. ALL OF CONTRACTOR’S LIABILITY INSURANCE POLICIES LISTED IN THIS ARTICLE 11 WILL INCLUDE, TO THE EXTENT OF CONTRACTOR’S INDEMNITY OBLIGATIONS UNDER THIS AGREEMENT, THE COMPANY GROUP AS AN ADDITIONAL INSURED AND CONTAIN A WAIVER ON THE PART OF THE INSURER, BY SUBROGATION OR OTHERWISE, OF ALL RIGHTS AGAINST THE COMPANY GROUP.

11.3	Certificate of Insurance. Contractor’s insurance carrier(s) will provide, as evidence that the required insurance coverage has been obtained, a certificate of insurance reflecting the amount of any deductibles and conforming to the requirements of this Article 11.

All policies will provide that they may not be canceled without at least thirty (30) days prior written notice to Company. No waiver of the provisions of this Article 11 will be inferred from any failure on the part of Company to object or complain about any failure of Contractor or Contractor’s insurance carrier to provide such certificate of insurance.

11.4	Company Insurance. Company will secure and maintain at least the types, coverages, and limits of insurance as required of Contractor under this Agreement, including, but not limited to, additional insurance requirements, cancellation, ranking of primary policies, waivers of subrogation, and endorsements.

12.	Independent Contractor. Contractor will be an independent contractor with respect to the Work, and neither Contractor nor any or, or their respective officers, employees or agents, will be deemed the agent, representative, employee or servant of Company. Subject to the provisions of Article 11.6.b, if applicable, Contractor and any or will have complete and sole control over their respective employees and the details of the Work performed and the methods by which the Work is accomplished, it being understood that Company is interested only in the results that Contractor obtains.

13.	Compliance with Company Regulations and Policies and Laws.

13.1	Regulations and Policies. Contractor will comply with and will cause the Contractor Group to comply with all applicable rules and regulations of Company (as revised from time to time) that relate to the safety and security of persons and property, protection of the environment, housekeeping and work hours. Depending upon the scope and nature of the Work to be performed, Company may require Contractor or the Contractor Group to execute other Company safety

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notices and acknowledgements or to complete policy questionnaires or surveys. Company may propose revised, amended or altered rules or policies, or adoption of new or additional rules or policies, for consideration of and acceptance by Contractor.

13.2	Compliance with Laws. Contractor will comply with and will cause the Contractor Group to comply with all federal, state and local laws, rules, regulations, ordinances, executive orders and other applicable requirements of all governmental agencies having jurisdiction over the Parties, their respective Groups, or the Work, provided, however, that nothing in this Agreement shall require any member of Contractor Group or Company Group to comply with any applicable laws and regulations if such compliance would subject any member of either Group to liabilities or penalties under any state or United States of America law.

13.3	Business Ethics. Company and Company’s customers at each tier are committed to business ethics. As such, Company and Company’s customers at each tier have corporate policies which prohibit its employees from accepting money or gifts from, or entering into private business relationships with, its providers of goods and services. Contractor represents and warrants that neither it nor any of its subsuppliers or subcontractors has or will give money, rebates, gifts or other items of significant value to, or enter into any business relationship with, any employee of Company or Company’s customer at any tier, without Company’s prior written authorization. Further, Contractor warrants that Contractor will inform Company in writing if any request or solicitation for such actions has been or is made on the part of or on behalf of any employee of Company or Company’s customer at any tier, and any consideration received as a result of violation of this representation and warranty will be paid over or credited to Company. Also, Contractor represents and warrants that neither it nor any of its subsuppliers or subcontractors has or will give money, rebates, gifts or other items of significant value to any official of any government or public international organization including any officer or employee of any government department, agency, or instrumentality to influence his or its decision, or to gain any other advantage for Company or Company’s customer at any tier. Contractor will immediately notify Company of any violation of this provision and shall immediately reimburse Company out of any and all monies paid by Company to Contractor, an amount equal to the amount of the payment or the value of the gift to a governmental official which gives rise to such violation. Contractor agrees to defend and indemnify Company and its customers of any tier from and against all losses and expenses arising out of all violations of this Article 13.3. Contractor will endeavor to include the terms of this Article 13.3 in Contractor’s agreements with subsuppliers and subcontractors. In addition to the other remedies provided in this Article, Company may terminate this Agreement without further obligation to Contractor in the event of Contractor Group’s breach of the obligations of this Article 13.3.

14.	Miscellaneous.

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14.1	Term. This Agreement will be for a term sufficient for Company and Contractor to complete their respective obligations hereunder, according to its provisions, including, but not limited to, the provisions relating to termination.

14.2	Force Majeure. A delay in or failure to perform by a Party, other than the payment of money, will not constitute a default that exposes it to liability for breach if and to the extent the delay or failure to perform is caused by an occurrence beyond the reasonable control of the affected Party, including, but not limited to an act of God or the public enemy; insurrection; civil war; warlike action; expropriation or confiscation of facilities; compliance with any order or requirement of any governmental authority; act of war, rebellion or sabotage or damage resulting therefrom; terrorism; fire, flood, explosion or accident; riots or strikes or other concerted acts of workers, whether direct or indirect; inability after diligent effort to obtain necessary licenses or permits; named storm or storm warnings; tropical cyclones; hurricanes; tornadoes; earthquakes; tidal waves; tsunamis; landslides; freezes; epidemics or pandemics; or any other cause, whether or not of the same class or kind as those specifically above named, which is not within the reasonable control of the affected Party and which, by the exercise of reasonable diligence, such Party is unable to prevent or remedy.

14.3	Imports and Exports. Contractor will import all items into the Country which it is required to furnish for its performance of this Agreement. Company agrees to pay, and is responsible for paying, directly to an authorized representative of the government having jurisdiction, all charges and costs for the items which Contractor Group imports into and exports out of the country where the Work Site is located, including but not limited to any customs duties or import and export taxes, all required import and export permits and licenses, customs clearance fees, agent fees, handling charges, loading and unloading, wharfage, and the like. Payments by Company shall be performed in such a manner as not to interfere with Contractor’s Work schedule.

14.4	Assignments. Neither Party may assign or its rights or duties under the Agreement, except to an Affiliate, without the prior written consent of the other Party. An assignment in violation of this Article 14.4 will be void. Any consent given by a Party will not relieve the other Party of responsibility for performance of its obligations under this Agreement. Any assignee of this Agreement shall expressly assume all obligations of the Party hereunder making the assignment, including, but not limited to, indemnity obligations, upon acceptance of assignment of this Agreement.

14.5	Waiver. The waiver by either Party of a breach or default by the other Party must be in writing and will not be deemed a waiver of any different or later breach.

14.6	Conflicts. It is expressly understood and agreed that no provision of any delivery ticket, invoice, confirmation of purchase order, published rate schedule or other instrument used or provided by Contractor or signed by a Company representative will supersede the provisions of this Agreement to any extent, for any purpose.

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14.7	Applicable Law and Dispute Resolution. This Agreement will be governed by the laws of Louisiana, excluding its rules on conflicts of law. Any dispute related to the construction, interpretation or enforcement of this Agreement which cannot be settled amicably by the Parties may be submitted by either Party, in its sole discretion, to a state or federal court of competent jurisdiction sitting in Lafayette Parish, Louisiana for resolution.

14.8	Contracts (Rights of Third Parties) Act 1999. Nothing in this Agreement confers or is intended to confer any rights on any third parties (which term shall include, for the avoidance of doubt, all persons or entities other than the Parties) pursuant to the Contracts (Rights of Third Parties) Act 1999 (or any re-enactment or re-making thereof).

14.9	Changes in Law. Notwithstanding anything contained herein to the contrary, if after the effective date of this Agreement , any statute, law, tax law, regulation, decree, ordinance, code, order or bylaw is enacted, promulgated, abrogated or changed by any court or government agency or instrumentality, or an official thereof, including any change in interpretation or application by the competent authorities, which causes or results in an increase of the costs and expenses of Contractor and/or causes or results in extending the Work schedule, the compensation payable to Contractor shall be increased and/or the Work schedule shall be extended to account for such differences in legal requirements, and to make Contractor whole for such increases in cost, under this Contract.

14.10	Mutual Damages Waiver. Notwithstanding anything to the contrary herein, each of Company and Contractor waive, release, defend and indemnify any claim against Contractor Group and Company Group, respectively, and neither Contractor Group nor Company Group shall be liable to Company or Contractor, respectively, for any loss of revenue, profit or use of capital of Company Group; loss of services, loss of product, lost or deferred production or reservoir or hole loss or damage or costs of well control (whether due to shut in, blow-out, cratering or any other cause whatsoever); losses resulting from business interruption, changed business relationships or failure to meet other contractual commitments or deadlines; losses resulting from extended or increased project management, overhead or executive costs, or down time of owned, hired, chartered or leased facilities or equipment or vessels of Company Group; or for any special, indirect or consequential damages or for any punitive or exemplary damages; resulting from or arising out of this Agreement or as a result of or in connection with performance of the Work, even if said claim arises, in whole or in part from negligence (whether sole, concurrent, active or passive) or other legal fault (including strict liability), unseaworthiness, unairworthiness, the existence or breach of any contract or warranty, and/or any other basis, whether or not pre-dating the Agreement.

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14.11	Captions. The captions used in the Agreement are for convenience only and will in no way define, limit or describe the scope or intent of the Agreement or any part thereof.

14.12	Notices. All notices and other communications required by the Agreement to be in writing will be deemed duly given to a Party two (2) business days after such notice or other communication is sent to such Party by registered or certified mail, return receipt requested, postage prepaid, addressed to the individual and address indicated for such Party in this Agreement. A Party may send a notice or other communication to the other Party using any other means of delivery, including personal delivery, facsimile, telex, ordinary mail, or electronic mail, but no such notice or other communication will be deemed given unless and until it actually is received by such other Party. A Party may change the individual and/or address for notices by giving the other Party notice of such change in the manner set forth herein.

  Notices under this Agreement will be addressed as follows (unless changed in accordance with this Article 14.12):

COMPANY:	CONTRACTOR:
Hub City Industries, L.L.C.	Dynamic Industries, Inc.
500 Dover Blvd., Suite 100	6005 Port Rd.
Lafayette, LA 70503	New Iberia, LA 70560
ATTN: President/CEO	ATTN: President/CEO

14.13	Entire Agreement. This Agreement, together with its Exhibits and any change orders, are the entire agreement between the Parties on the subject matter referred to therein and supersede all prior negotiations, agreements, discussions and correspondence. This Agreement may not be changed orally, but may be changed only by a written amendment, signed by both Parties, which specifies the change, addition or deletion. An amendment that is not in writing is void. This Agreement, when executed by Contractor and Company, supersedes any previous contracts between Company and Contractor identified as a contract, agreement or other similar description.

14.14	Severability. If any provision of this Agreement is held to be unenforceable, this Agreement will be deemed to be amended to the extent necessary to make it enforceable, or, if necessary, this Agreement will be deemed to be amended to delete the unenforceable provision or portion thereof. In the event any provision is deleted or amended, the remaining provisions will remain in full force and effect.

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14.15	Joint Drafting. The parties have jointly participated in the negotiation and drafting of this Agreement. In the event any question of intent or interpretation arises, this Agreement shall be construed as if drafted by all parties.

14.16	Overall Liability Limit. The cumulative overall liability of Contractor to Company Group under or relating to this Agreement will not exceed ten percent (10%) of the total value of the Work, plus any accepted change orders.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Hub City Industries, L.L.C. (Company)	Dynamic Industries, Inc. (Contractor)

/s/ Earl J. Blackwell	/s/ Michel B. Moreno
(Authorized Representative Signature)	(Authorized Representative Signature)

Earl J. Blackwell	Michel B. Moreno
(Printed Name of Authorized Representative)	(Printed Name of Authorized Representative)

Sec/Treas	C.E.O.
(Printed Title of Authorized Representative)	(Printed Title of Authorized Representative)

(Federal Tax ID#)

WITNESSES of Company Execution	WITNESSES of Contractor Execution

/s/ Carolyn B. Blanchard	/s/ Stephen K. Mann
Carolyn B. Blanchard	Stephen K. Mann

/s/ Christina M. Moore	/s/ Denise D. Leblanc
Christina M. Moore	Denise D. Leblanc

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DEPOSIT AGREEMENT

Dynamic Industries, Inc. (“Customer”) intends to purchase [***] vehicles from Rush Truck Centers of Texas, LP dba Rush Truck Center, Dallas (“Rush”) over an [***] month period (“Purchase Term”). Customer intends to take delivery of, and pay for, [***] trucks per month, with the first delivery of trucks expected to occur beginning the month of August             , 2011. Payment for each vehicle is due on delivery and Customer’s purchase of the vehicles is subject to Customer’s execution of Rush’s standard purchase agreement.

In consideration of Rush’s ability to fill such orders, Customer agrees to pay the amount of [***] as a DEPOSIT toward the purchase of the vehicles.

Rush hereby agrees in consideration of payment of said DEPOSIT to order such vehicles in advance of payment by Customer for each vehicle and to order such vehicles with Customer’s distinct specifications, special paint requirements, and delivery dates.

Customer understands, acknowledges, and agrees that if Customer fails to pay Rush any amounts when due or cancels an order for any vehicle(s) after such vehicle(s) has (have) been ordered by Rush from the manufacturer, which cannot be returned or refunded after reasonable efforts by Rush, the DEPOSIT shall be applied first as payment to reimburse Rush for any documented cancellation fees charged to Rush by the manufacturer then to any balance due to Rush for vehicles delivered or remaining to be delivered.

The DEPOSIT will be held by Rush until all vehicles referenced in the first paragraph have been delivered to Dynamic, unless the purchase agreement is terminated prior to that date. At that time, Rush may apply the DEPOSIT to any sums validly due and owing and return the balance, if any to Customer.

AGREED AND ACCEPTED:

Dynamic Industries, Inc.

/s/ Lynette Clement
Signature
Lynette Clement
Print Name
6/21/11
Date

Rush Truck Centers of Texas, LP

/s/ Marty Naegelin
Signature
Marty Naegelin
Print Name
6/22/11
Date

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Hub City Industries, LLC

Rush Peterbilt Long Term Delivery Plan

6/14/2011

	8/15/2011	9/14/2011	10/14/2011	11/13/2011	12/13/2011	1/12/2012	2/11/2012	3/12/2012	Total
Day Cab Tractors	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Body Load Tractors	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]
Sleeper Cab Tractors	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

Specifications to be determined by Darrell Tucker.

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